UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2017

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6 Loudon Road, Suite 200
Concord, NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosures

As previously stated in its November 14, 2017 earnings release, hopTo Inc. is providing the following answers to questions submitted to its investors@hopto.com email address regarding the Company’s business, finances and operations. These questions and answers will also be posted on the Company’s website at investors.hopto.com. These answers are subject to the forward looking statement disclaimer following the last question and answer below. The following questions and answers do not purport to be indicative of the Company’s overall current business, finances, operations or prospects; rather, the answers reflect the Company’s responses solely to the questions submitted.

Question: How much cash did hopTo net from the $400,000.00 sale of 7 patents and why is the cash not reflected in the Q3 2017 financial statements filed with the SEC on November 14, 2017. Has hopTo received the proceeds from the sale and how much cash does the company currently have ?

hopTo Answer:

hopTo received net proceeds of $340,000.00 for the sale of 7 patents. As disclosed in a Form 8-K filed with the SEC on October 16, 2017, the sale was completed October 10, 2017 which is after the period covered by the Form 10-Q filed with the SEC on November 14, 2017. hopTo received the payment for this transaction in October and the specifics of the transaction will be reflected in our 2017 full year financial statements which will be filed with the SEC in early 2018.

Question: The Aqua Licensing Website continues to list patents for sale. Are there any prospective sales discussions taking place at this time ?

hopTo Answer:

As we have stated in several filings with the SEC, the hopTo IP marketing process is still ongoing. We cannot currently discuss any specifics.

Question: Is GO-Global selling state of the art technology at this point, or selling primarily based on cost with less bells and whistles?

hopTo Answer:

GO-Global is a competitive application publishing solution that meets the requirements of end-users and hosting providers globally. The company continues to invest in new features to meet the needs of current and prospective customers. There continues to be new license sales every week.

Question: How many full time sales people? Or are sales only through 3rd parties?

hopTo Answer:

GO-Global is sold almost entirely through distributors, resellers and OEM partners. We maintain an appropriately staffed channel management team.

Question: Is the Company still trying to hire a new CEO/CFO ? If so, is it to grow GO-Global ?

hopTo Answer:

The Company does not currently have an active search for CEO or CFO.

Question: How much does the company owe the former CEO and CFO in deferred salaries? Has this deferred amount been paid?

hopTo Answer:

As stated in Note 12 of the Notes to Financial Statements in the Form 10-Q filed on November 14, 2017:

“On October 25, 2017, the board of directors of the Company determined that the financial status of the Company had improved from the financial status of the Company during the three month period ended September 30, 2016, when the Company’s CEO and CFO voluntarily agreed with the board of directors to defer 50% of their salary beginning September 1, 2016 until such time as the Company could reasonably pay such compensation upon approval by the board of directors. Accordingly, the board of directors determined that it was reasonable for the Company to pay 50% of this deferred salary and such payments were made to the CFO and CEO on October 30, 2017.” The remaining combined balance due to the CEO and CFO is approximately $100,000.00

Question: Can you reconcile the apparent difference between the reference in the Form 10-Q filed on November 14, 2017 which states “the substantial doubt that exists as to our ability to continue as a going concern…” and the statement in the earnings release from November 14, 2017 which states “The GO-Global business has now shown modest growth year over year for both the three and nine month periods ended September 30, 2017 strengthening our belief that it will operate profitably in the future.”

hopTo Answer:

The statement about going concern is made due to reporting requirements under generally accepted accounting principals (“GAAP”). The modest growth that we noted in our GO-Global business, does not necessarily determine the outcome of the going concern disclosure under GAAP.

This question and answer set contains statements that are forward looking. These statements include statements regarding potential strategic transactions and negotiations, financing and cost cutting initiatives, such as subletting our office lease. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: our lack of cash resources makes it extremely difficult to execute on our efforts to extract value from our hopTo and Go-Global assets, and creates risks that we may be unable to realize full value for such assets; we may be unable to manage our expenses to a degree to preserve our opportunities to extract value from our assets, and may be forced to sell them at unfavorable prices; there is no assurance that any transaction will be achieved for any hopTo assets in a timely manner, on reasonable terms, or at all; and other factors, including those set forth under Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents we have filed with the SEC. We assume no obligation to update the above question and answer set, which speaks only as of the date of this Form 8-K in which these questions and answers first appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: December 5, 2017	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer
Chief Financial Officer, Secretary